Exhibit 99.1
FOR IMMEDIATE RELEASE
Optelecom—NKF Reports Fourth Quarter and Full Year 2006 Results
Germantown, MD/February 27, 2007/PRNewswire-FirstCall—Optelecom—NKF, Inc. (NASDAQ:OPTC), a leading global producer of advanced IP-video solutions, today announced results for its fourth fiscal quarter and full year ended December 31, 2006.
Revenues for the quarter totaled $10.8 million, an increase of 8% compared to the same quarter last year, and a new record for the quarter. Gross profit increased to $6.9 million, or 63% of revenues, for the three months ended December 31, 2006. This compares to $6.4 million, or 64% of revenues, for the same quarter a year earlier.
The Company reported net income of $770 thousand, or $0.22 per diluted share, for its fourth quarter 2006. This compares to net income of $1.3 million, or $0.37 per diluted share, for the fourth quarter of 2005. Operating income for the quarter declined to $776 thousand compared to $1.8 million reported for the fourth quarter in 2005.
Operating expenses were $6.1 million for the quarter ended December 31, 2006. This compares to $4.6 million in the fourth quarter of 2005.
Revenue for the full year ended December 31, 2006 increased 17% to a record $39.5 million up from $33.9 million in 2005. After adjusting for the timing of our NKF Electronics acquisition in March 2005 revenue increased by 8% in 2006 compared to 2005. Net income for 2006 totaled $1.6 million or $0.43 per share. This is a decline from 2005 reported net income of $2.7 million, or $0.80 per share. Operating Income for the twelve months ended December 31, 2006 was $2.9 million compared to $4.6 million in 2005.
“I am pleased to report that we established new quarterly and full year sales benchmarks,” said Edmund Ludwig, Optelecom—NKF’s president and CEO. “We also marked our fifth consecutive year of profitability, the longest such period in our history.”
“Our success continues to be driven by our ability to design, manufacture and sell superior technologies that meet a growing need for sophisticated surveillance systems and provide great value to our customers. Our industry’s move to digital surveillance infrastructure is transforming video surveillance into a large scale data analysis and management challenge,” Mr. Ludwig continued. “It’s a challenge we are working hard to help our customers meet. We plan to continue executing our core strategy of delivering profitable organic growth, developing the products and services end-users want, incorporating analytic software, and seeking additional growth by adding to our product lines through partnerships and potential acquisitions.”
“We had another profitable, successful year thanks to the hard work of all of our employees. We remain a business focused on serving our customers, generating long-term profits and creating shareholder value.”

About Optelecom—NKF, Inc.
Optelecom—NKF, Inc. (Nasdaq: OPTC), is a global supplier of network video equipment, including video servers, Ethernet switches, fiber optic systems and video management software. It delivers solutions for traffic management and security in airports, seaports, public transport, public space, industry parks and buildings.
Founded in 1972, the Company’s R&D centers have accumulated extensive knowledge of fiber optic and IP/Ethernet network technologies. Optelecom—NKF supplies top-quality equipment and is committed to providing its customers with expert technical advice and support. All products are developed and tested for LAN and WAN applications.
Optelecom—NKF has offices in the US, the Netherlands, France, Spain, the UK, and Singapore, and expertise centers in the US and Europe.
Forward-Looking Statements
The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, among others: the ability of Optelecom—NKF to integrate operations with NKF Electronics; the ability of the Company to develop and market products and communication solutions for the video surveillance, transportation, and business video markets; lack of reliable vendors, service providers, and outside products; unforeseen changes in competing technologies and products; worldwide economic variances; poor or delayed research and development results; and disparities between forecast and realized sales results. Other important factors that could cause actual results to differ materially are included but are not limited to those listed in Optelecom—NKF’s periodic reports and registration statements filed with the Securities and Exchange Commission. Optelecom—NKF does not assume any obligation to update information concerning its expectations.
Optelecom—NKF president and CEO Edmund Ludwig will lead a conference call to discuss the fourth quarter and full year 2006 results at 10:00 a.m. Eastern Time, Wednesday, February 28, 2007.
Interested parties are welcome to call 866-770-7129 (International Dial In: 617-213-8067) and request the “Optelecom—NKF conference call” shortly before the designated start time. The telephone conference call will feature a question and answer segment with management. For those parties unable to participate in the live conference call, a replay will be available from noon following the teleconference until March 7th, 2007. Those wishing to listen to the replay should call 888-286-8010 (International Dial In: 617-801-6888) and enter reservation number 68116934 when prompted. The call is being web cast by CCBN and can be accessed at www.earnings.com.
Investor inquiries should be directed to Mr. Rick Alpert at 301-948-7872.

OPTELECOM—NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED DECEMBER 31
(in thousands, except per share data)

	2006	2005

Revenues	$10,836	$10,002
Cost of goods sold	3,969	3,632

Gross profit	6,867	6,370

Operating expenses:
Engineering	1,032	1,049
Selling and marketing	2,252	1,800
General and administrative	2,627	1,540
Amortization of intangible	180	171

Total operating expenses	6,091	4,560

Income from operations	776	1,810
Other (expense) income:	(294)	(283)

Income before income taxes	482	1,527
Provision for income taxes	(289)	258

Net income	$770	$1,269

Basic earnings per share	$0.22	$0.38

Diluted earnings per share	$0.22	$0.37

Weighted average common shares outstanding—basic	3,454	3,304

Weighted average common shares outstanding—diluted	3,579	3,458

Net income	$770	$1,269
Foreign currency translation	(912)	(482)

Comprehensive income (loss)	$(142)	$787

OPTELECOM—NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE TWELVE MONTHS ENDED DECEMBER 31,
(in thousands, except per share data)

	2006	2005

Revenues	$39,484	$33,865
Cost of goods sold	16,051	13,494

Gross profit	23,433	20,371

Operating expenses:
Engineering	4,607	3,576
Selling and marketing	8,269	6,584
General and administrative	7,006	4,993
Amortization of intangible assets	630	624

Total operating expenses	20,512	15,777

Income from operations	2,921	4,594
Other (expense)	(1,186)	(1,074)

Income before income taxes	1,735	3,520
Provision for income taxes	181	838

Net income	$1,554	$2,682

Basic earnings per share	$0.45	$0.83

Diluted earnings per share	$0.43	$0.80

Weighted average common shares outstanding—basic	3,524	3,250

Weighted average common shares outstanding—diluted	3,560	3,356

Net income	$1,554	$2,682
Foreign currency translation	(570)	(1,803)

Comprehensive income (loss)	$984	$879

     NOTE: Results of operations reflect NKF activity from the acquisition date of March 8, 2005.

OPTELECOM—NKF, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND DECEMBER 31, 2005
(in thousands)

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,571	$3,046
Accounts and contracts receivable, net of allowance for doubtful accounts of $625 and $603	9,222	6,731
Inventories, net	5,759	4,213
Deferred tax asset—current	905	821
Prepaid expenses and other current assets	1,047	640

Total current assets	20,504	15,451
Property and equipment, at cost less accumulated depreciation of $6,377 and $5,339	2,488	2,678
Deferred tax asset—non-current	1,284	589
Intangible assets, net of accumulated amortization of $1,288 and $624	8,124	7,720
Goodwill	13,678	12,430
Other Assets	196	—

TOTAL ASSETS	$46,274	$38,868

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,371	$2,236
Accrued payroll	2,105	1,617
Commissions payable	220	539
Current portion of capitalized leases	71	72
Bank line of credit	800	—
Current portion of notes payable	1,548	1,593
Accrued warranty reserve	431	309
Taxes Payable	577	568
Other current liabilities	1,375	1,394

Total current liabilities	10,498	8,328
Notes payable	14,650	15,794
Deferred tax liability	2,102	2,353
Interest Payable	788	235
Capitalized leases	45	116
Other liabilities	248	288

Total liabilities	28,331	27,114

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, $.03 par value—shares authorized, 15,000; issued and outstanding, 3,529 and 3,301 shares as of December 31, 2006 and December 31, 2005, respectively	106	99
Additional paid-in capital	14,496	12,256
Accumulated other comprehensive loss	570	(1,818)
Treasury stock, 163 shares, at cost	(1,265)	(1,265)
Retained earnings	4,036	2,482

Total stockholders’ equity	17,943	11,754

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,274	$38,868